Exhibit 10.19

University of Arkansas for Medical Sciences 4301 West Markham Street #632 Little Rock, AR 72205-7199

WBowes@uams.edu Phone 501 686-5671 Fax 501 686-8137	William R. Bowes, CFO Vice Chancellor for Finance & Administration

March 18, 2014

Sam Riccitelli
Signal Genetics, LLC
667 Madison Avenue 14th Floor
New York, NY 10065

Dear Mr. Riccitelli,

The purpose of this letter agreement is to state the terms under which the Board of Trustees of the University of Arkansas acting for and on behalf of the University of Arkansas for Medical Sciences ("UAMS") and Signal Genetics, LLC will act regarding the "Reference Laboratory Services Agreement" and the "Reference Laboratory Services Agreement for Research Specimens" both effective on March 21, 2011, and amendment. The agreements and amendment are attached for your reference. These two agreements expire on March 20, 2014. The parties have not provided notice that the agreements will be renewed per the agreements. UAMS intends to continue receiving services from Signal Genetics, LLC, and believes it is in its best interest to continue receiving the laboratory services in accordance with the agreements for the next sixty (60) days during which time new and current agreements can be prepared and executed between the parties.

Therefore, the parties agree that the terms of the aforementioned agreements shall remain in full force and effect for the next sixty (60) days. This sixty (60) day time frame will allow for new agreements to be prepared and executed. The parties further agree that the agreements entered into on March 21, 2011 and extended for sixty (60) days by this letter shall expire on May 20, 2014.

If this letter agreement correctly reflects the terms agreed to by Signal Genetics, LLC, please sign a copy of this agreement in the space provided below and return it by facsimile to the facsimile number of UAMS stated above and by overnight courier to the address of UAMS stated above, in each case to the attention of William R. Bowes.

Respectfully,

/s/ William R. Bowes	3/19/2014	/s/ Sam Riccitelli	3/19/2014
William R. Bowes, CFO	Date	Sam Riccitelli,	Date
Vice Chancellor for Finance & Administration		Signal Genetics, LLC